EXHIBIT 21

SUBSIDIARIES OF THE REGISTRANT.

                              STATE OF         NAME UNDER WHICH
NAME                        INCORPORATION    SUBSIDIARY IS DOING BUSINESS

Dillard Investment Co., Inc.  Delaware          Dillard Investment Company

Construction Developers,
  Incorporated                Arkansas          Construction Developers, Inc.

The Higbee Company            Delaware          Dillard's

J. B. Ivey & Company          North Carolina    Dillard's

Dillard National Bank         National Banking  Dillard National Bank
                              Association

Dillard Travel, Inc.          Arkansas          Dillard Travel, Inc.

Pulaski Realty Company        Arkansas          Pulaski Realty Company

Dillard USA, Inc.             Nevada            Dillard USA, Inc.

Dillard's Utah, Inc.          Utah              Dillard's Utah, Inc.

Dillard International, Inc.   Nevada            Dillard International, Inc.

Dillard Distribution, Inc.    Arkansas          Dillard Distribution, Inc.

Dillard's Wyoming, Inc.       Wyoming           Dillard's

Dillard Ticketing Systems, Inc.  Arizona        Dillard Ticketing Systems, Inc.